UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 30, 2004

Date of report (date of earliest event reported)

QUADRAMED CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of Principal Executive Offices)

(703) 709-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

ITEM 2. ACQUISITION OF ASSETS

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

EXHIBIT INDEX

EXHIBIT 2.1

EXHIBIT 4.1

EXHIBIT 10.1

ITEM 2.    ACQUISITION OF ASSETS

The following information is being furnished pursuant to Item 2.

As previously reported in our Form 8-K filed with the SEC on June 30, 2004, on June 30, 2004, QuadraMed Corporation closed the acquisition of all of the capital stock of Jacksonville, Florida-based Tempus Software™, Inc. (“Tempus”), an enterprise scheduling and patient access provider.

The transaction was structured as a merger of Tempus with and into a newly formed acquisition subsidiary of QuadraMed. The terms of the merger were negotiated by the respective managements of QuadraMed and Tempus. The aggregate merger consideration consisted of $5.8 million in cash and 2,558,824 shares of QuadraMed common stock (the “Shares”); each share of Tempus’s common stock issued and outstanding at the time of closing was converted into $15.48 in cash and 6.828 shares of QuadraMed common stock. QuadraMed paid the cash portion of the merger consideration from available cash. The merger consideration is subject to adjustment if it is determined that, as of the Closing Date, Tempus’s “Net Cash” (as defined in the Agreement and Plan of Merger) was less than $500,000 or “Net Working Capital” (as defined in the Agreement and Plan of Merger) was less than $2,309,000. At closing, $580,000 in cash and 255,882 of the Shares were placed in escrow for fifteen (15) months to be used to fund any such adjustment to the merger consideration and to help satisfy any indemnification obligations of the former Tempus shareholders under the transaction agreements.

The Shares issued in the merger are restricted securities that were offered and sold pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, and regulations promulgated thereunder, for transactions not involving a public offering. Pursuant to the terms of a Registration Rights Agreement entered into with the former Tempus shareholders (the “Holders”), QuadraMed has agreed to provide registration rights with respect to the Shares received by such Holders. From and after December 30, 2004, QuadraMed must file a registration statement within ninety (90) days after the written demand of those Holders who hold at least 30% of the aggregate stock consideration received in the merger. The Holders also have certain piggyback registration rights with respect to the Shares. Additionally, QuadraMed agreed to file a Form S-3 shelf registration statement as soon as practicable after the later of (i) the date on which QuadraMed is first eligible to register securities on Form S-3 or (ii) December 30, 2004. Pursuant to the Agreement and Plan of Merger, certain former executive officers and major shareholders of Tempus are not able to directly or indirectly transfer their shares received in the merger prior to March 30, 2005, without the prior written consent of QuadraMed.

The Agreement and Plan of Merger, the Registration Rights Agreement, and the Escrow Agreement relating to the merger are attached hereto as Exhibits 2.1, 4.1, and 10.1, respectively, and are incorporated by reference in response to this Item 2.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired

QuadraMed has determined that, pursuant to Rule 3-05 of Regulation S-X, it is not required to file historical financial statements for Tempus pursuant to Item 7 of Form 8-K.

(b)	Pro forma financial information

QuadraMed has determined that, pursuant to Article 11 of Regulation S-X, it is not required to file pro forma financial information with respect to such merger pursuant to Item 7 of Form 8-K.

(c)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 30, 2004, by and among QuadraMed Corporation, Sawgrass, LLC, Tempus Software, Inc. and each of the shareholders of Tempus Software, Inc.
4.1	Registration Rights Agreement, dated as of June 30, 2004, by and among QuadraMed Corporation and the shareholders identified on the signature page thereto
10.1	Escrow Agreement dated as of June 30, 2004 by and among QuadraMed Corporation, the Representative of the Shareholders ofTempus Software, Inc. and The Bank of New York as escrow agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2004

QuadraMed Corporation

/s/ John Wright
John Wright, Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 30, 2004, by and among QuadraMed Corporation, Sawgrass, LLC, Tempus Software, Inc. and each of the shareholders of Tempus Software, Inc.
4.1	Registration Rights Agreement, dated as of June 30, 2004, by and among QuadraMed Corporation and the shareholders identified on the signature page thereto
10.1	Escrow Agreement dated as of June 30, 2004 by and among QuadraMed Corporation, the Representative of the Shareholders ofTempus Software, Inc. and The Bank of New York as escrow agent.